Exhibit 32.1

Certification of Chief Executive Officer
of Team Financial, Inc. Pursuant to 18 U.S.C. Section §1350

I, Robert J. Weatherbie, certify that:

In connection with the quarterly report on Form 10-Q of Team Financial, Inc. (the Company) for the period ended June 30, 2004 as filed with the Securities and Exchange Commission on the date hereof (the Report), I, Robert J. Weatherbie, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. §1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.                                       the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.                                       the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Robert J. Weatherbie
Name:	Robert J. Weatherbie
Title:	Chief Executive Officer
Date:	August 13, 2004